Exhibits 5.1 and 23.2

OPINION OF DAVIS POLK & WARDWELL LLP

February 12, 2024

PEPSICO SINGAPORE FINANCING I PTE. LTD.
PEPSICO, INC.
c/o PepsiCo, Inc.
700 Anderson Hill Road
Purchase, New York 10577

Ladies and Gentlemen:

PepsiCo, Inc., a North Carolina corporation (“PepsiCo”) and PepsiCo Singapore Financing I Pte. Ltd., a private company limited by shares incorporated under the laws of the Republic of Singapore (“PepsiCo Singapore”) are filing with the Securities and Exchange Commission a registration statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) shares of common stock, par value one and two-thirds cents (1-2/3 cents) per share, of PepsiCo (the “Common Stock”); (b) PepsiCo’s senior debt securities and subordinated debt securities (collectively, “PepsiCo’s Debt Securities”), which may be issued pursuant to an indenture (the “PepsiCo Indenture”) dated as of February 12, 2024 between PepsiCo and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”); (c) warrants of PepsiCo (the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between PepsiCo and the warrant agent to be named therein; (d) units of PepsiCo (the “Units”) to be issued under one or more unit agreements to be entered into among PepsiCo, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”); (e) guarantees of PepsiCo (the “Guarantees”); and (f) PepsiCo Singapore’s senior debt securities and subordinated debt securities (collectively, “PepsiCo Singapore’s Debt Securities”), which may be issued pursuant to an indenture (the “PepsiCo Singapore Indenture”) dated as of February 12, 2024, among PepsiCo Singapore, PepsiCo and the Trustee, which will be fully and unconditionally guaranteed by PepsiCo.

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we advise you that, in our opinion:

1.	When the PepsiCo Indenture and any supplemental indenture to be entered into in connection with the issuance of any PepsiCo’s Debt Securities have been duly authorized, executed and delivered by the Trustee and PepsiCo; the specific terms of a particular series of PepsiCo’s Debt Securities have been duly authorized and established in accordance with the Indenture; and such PepsiCo’s Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such PepsiCo’s Debt Securities will constitute valid and binding obligations of PepsiCo, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

2.	When the PepsiCo Singapore Indenture and any supplemental indenture to be entered into in connection with the issuance of any PepsiCo Singapore’s Debt Securities have been duly authorized, executed and delivered by the Trustee, PepsiCo Singapore and PepsiCo; the specific terms of a particular series of PepsiCo Singapore’s Debt Securities and the related Guarantees have been duly authorized and established in accordance with the PepsiCo Singapore Indenture; and such PepsiCo Singapore’s Debt Securities and the related Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the PepsiCo Singapore Indenture and the applicable underwriting or other agreement against payment therefor, such PepsiCo Singapore’s Debt Securities and the related Guarantees will constitute valid and binding obligations of PepsiCo Singapore and PepsiCo, respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

3.	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and PepsiCo; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of PepsiCo, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4.	When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and PepsiCo; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of PepsiCo, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of PepsiCo or PepsiCo Singapore, as applicable, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) PepsiCo or PepsiCo Singapore, as applicable, is, and shall remain, validly existing as a corporation in good standing (or equivalent concept) under the laws of its respective jurisdiction of incorporation; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) the PepsiCo Indenture, PepsiCo’s Debt Securities, the PepsiCo Singapore Indenture, PepsiCo Singapore’s Debt Securities and the related Guarantees are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of PepsiCo and PepsiCo Singapore); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed (i) that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by PepsiCo or PepsiCo Singapore, as applicable, with the terms of such security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon PepsiCo or PepsiCo Singapore, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over PepsiCo or PepsiCo Singapore, as applicable; (ii) that any Warrant Agreement and any Unit Agreement will be governed by the laws of the State of New York; and (iii) the accuracy of the opinion of Womble Bond Dickinson (US) LLP rendered to you with respect to the validity, full payment and non-assessability of the Common Stock and filed as an exhibit to the Registration Statement.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Validity of Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ DAVIS POLK & WARDWELL LLP

2